UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1-8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Departure of Directors or Certain Officers; Election of Directors; Appointment of

Item 5.02

Certain Officers; Compensatory Arrangements of Certain Officers.

Registrant’s Board of Directors and Voting Shareholders on October 17, 2013 approved the Eaton Vance Corp. Executive Performance-Based Compensation Plan Restatement No. 3, a copy of which is filed herewith as Exhibit 10.1.  The Eaton Vance Corp. Executive Performance-Based Compensation Plan provides for incentive compensation to key executives of Eaton Vance Corp. or any subsidiary thereof subject to the satisfaction of performance conditions. This description of the Eaton Vance Corp. Executive Performance-Based Compensation Plan is qualified in its entirety by the actual plan document, which is filed as an Exhibit to this Current Report on Form 8-K.

Item 5.07

Submission of Matters to a Vote of Security Holders.

The disclosure under Item 5.02 of this Current Report on Form 8-K in connection with the approval of the Eaton Vance Corp. Executive Performance-Based Compensation Plan Restatement No. 3 is incorporated into this Item 5.07 by reference. The Voting Shareholders approved the matters in Item 5.02 of this Current Report on Form 8-K by unanimous written consent on October 17, 2013.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Document

10.1

Eaton Vance Corp. Executive Performance-Based Compensation Plan Restatement No. 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

(Registrant)

Date:

October 21, 2013

/s/ Laurie G. Hylton

Laurie G. Hylton

Chief Financial Officer & Chief Accounting Officer

EXHIBIT INDEX

Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation  S-K.  The following exhibit is filed as part of this Report:

Exhibit No.

Description

10.1

Eaton Vance Corp. Executive Performance-Based Compensation Plan

Restatement No. 3